As filed with the Securities and Exchange Commission on March 10, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XCHG Limited

(Exact name of registrant as specified in its charter)

Cayman Islands		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
XCharge Europe GmbH, Heselstücken 18, 22453 Hamburg, Germany +49 4057128593 XCharge Energy USA Inc. 19121 Marketplace Avenue, Building 2-Suite 2-145 Kyle, TX 78640 +1 5122149159

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

XCHG Limited 2023 Share Incentive Plan II XCHG Limited 2026 Share Incentive Plan
(Full title of the plan)

Aatish V. Patel XCharge Energy USA Inc. 19121 Marketplace Avenue, Building 2-Suite 2-145 Kyle, TX 78640
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Yifei Hou Chief Executive Officer XCHG Limited XCharge Europe GmbH, Heselstücken 18, 22453 Hamburg, Germany +49 4057128593	Xiaoxi Lin Morrison & Foerster LLP 33/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central Hong Kong Tel: +852 25850888	John Owen Morrison & Foerster LLP 250 West 55th Street New York, NY 10019-9601 Tel: (212) 468-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference.

a)
The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the Commission on April 23, 2025;

b)
The Registrant’s Reports of Foreign Private Issuer on Form 6-K, submitted on April 23, 2025, August 21, 2025, September 12, 2025, September 23, 2025, December 19, 2025, and January 30, 2026; and

c)
The description of the Registrant’s ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in the Registrant’s registration statement on Form 8-A, as filed with the Commission on August 7, 2024, as updated by the description of the Registrant’s ordinary shares that served as Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the Commission on April 23, 2025.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent designated therein, certain reports on Form 6-K furnished to the Commission after the date hereof, prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The Registrant’s third amended and restated memorandum and articles of association provide for indemnification of directors and officers against all actions, proceedings, costs, charges, losses, damages and expenses incurred or sustained by such directors or officers by reason of any act done or omitted in or about the execution of their duty in their respective offices, other than by reason of such person’s own fraud or dishonesty.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.3 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-276802), the Registrant has agreed to indemnify its directors and officers against, to the fullest extent permitted by applicable law, any and all expenses and liabilities actually and reasonably incurred by reason of such director’s or officer’s corporate status.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1

Third Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1 (File No, 333-276802), as amended, initially filed with the Commission on February 4, 2024)

4.1	Form of Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2

Registrant’s Specimen Certificate for Class A Ordinary Share (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 (File No. 333-276802), as amended, initially filed with the Commission on February 1, 2024)

4.3

Deposit Agreement, dated September 9, 2024, by and between the Registrant, the depositary and owners and holders of the American depositary shares issued thereunder (incorporated herein by reference to Exhibit 2.3 to the Registrant’s Annual Report on Form 20-F, filed with the Commission on April 23, 2025)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP
10.1

XCHG Limited 2023 Share Incentive Plan II (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-276802), as amended, initially filed with the Commission on February 1, 2024)

10.2*+	XCHG Limited 2026 Share Incentive Plan
23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.2*	Consent of KPMG Huazhen LLP, Independent Registered Public Accounting Firm
23.3*	Consent of Marcum Asia CPAs, LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table

* Filed herewith

+ Certain personal information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Texas, on March 10, 2026.

XCHG Limited

By:	/s/ Yifei Hou
Name:	Yifei Hou
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yifei Hou and Joel Adalberto Gallo, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 10, 2026.

Signature	Title

/s/ Yifei Hou
Name: Yifei Hou	Director and Chief Executive Officer (principal executive officer)

/s/ Joel Adalberto Gallo
Name: Joel Adalberto Gallo	Chief Financial Officer (principal financial and accounting officer)

/s/ Rui Ding
Name: Rui Ding	Chairman of the Board of Directors and Chief Technology Officer

/s/ Rodney James Huey
Name: Rodney James Huey	Director

/s/ Alberto Méndez Rebollo
Name: Alberto Méndez Rebollo	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of XCHG Limited, has signed this registration statement or amendment thereto in Texas on March 10, 2026.

Authorized U.S. Representative

By:	/s/ Aatish V. Patel
	Name:	Aatish V. Patel
	Title:	President